Exhibit 5.1

cyril amarchand mangaldas

Ref: BLR/596	July 27, 2016

Infosys Limited

Electronics City, Hosur Road

Bangalore, Karnataka, India 560 100

Re:	Registration statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by you with the Securities and Exchange Commission on or about July 27, 2016, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 12,704,483 shares of your Equity Shares (the “Shares”), reserved for issuance pursuant to the Infosys Limited 2015 Stock Incentive Compensation Plan (the “2015 Plan”). Please note that the 2015 Plan has reserved 24,038,883 equity shares, which includes 11,334,400 Equity Shares held under the 2011 Restricted Stock Unit Plan that, we understand, were previously registered under a Registration Statement on Form S-8 (Registration No. 333-197833) filed on August 4, 2014. We understand that only the additional 12,704,483 Equity Shares under the 2015 Plan are required to be registered now. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issue of the Shares pursuant to the 2015 Plan.

It is our opinion that the Shares, when issued in the manner referred to in the 2015 Plan and pursuant to the agreements which accompany the 2015 Plan, will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the registration Statement and any amendment thereto.

Yours sincerely

For Cyril Amarchand Mangaldas

Rashmi Pradeep

Partner

cyril amarchand mangaldas

advocates & solicitors

201, midford house, off. m.g. road, bengaluru – 560 001, india

t: +91 80 2558 4870 f: +91 80 2558 4266 email: cam.bengaluru@cyrilshroff.com

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